Exhibit 99.1

BIOXYTRAN REPORTS POSITIVE PHASE 2 RESULTS

DEMONSTRATING RAPID VIRAL CLEARANCE WITH PROLECTIN-M

Trial reports complete elimination of viral load in 100% of patients at day 7 versus placebo (p=.001)

BOSTON, MASSACHUSETTS — Feb 11, 2026 — Bioxytran, Inc. (OTCQB: BIXT) today announced positive clinical results from its recently completed Phase 2 randomized, double-blind, placebo-controlled, dose-optimization trial evaluating ProLectin-M in subjects with laboratory-confirmed acute viral infection.

The completed Phase 2 clinical study was a randomized, double-blind, placebo-controlled, dose-optimization trial evaluating orally administered ProLectin-M in subjects with acute viral infection. The study enrolled 38 subjects, all of whom completed the study. Subjects were randomized to receive one of three ProLectin-M dose levels or a matching placebo, administered over a seven-day treatment period.

Viral shedding was assessed using RT-PCR analysis of nasopharyngeal swabs collected at predefined timepoints, with viral clearance defined as non-detection of viral RNA below established PCR thresholds.

The study design, endpoints, and duration confirmed Bioxytran’s earlier randomized, placebo-controlled Phase 2 trial, which demonstrated statistically significant reductions in viral load by Day 7, early clearance as soon as Day 3, and no observed viral rebounds during a 14-day post-treatment observation period. The current trial further refined dose selection of four tablets per day and evaluated the reproducibility of rapid viral clearance using the same core virologic assessment methodology.

Topline Viral Clearance Results

Following database lock and unblinding, treatment-wise analyses demonstrated the following outcomes:

●	Complete elimination of viral load in 100% of treated subjects by Day 7, compared to the placebo group (p = .001)

●	No viral rebounds observed in the treated population during the 14-day post-treatment observation period

These results indicate rapid and sustained viral clearance in subjects treated with ProLectin-M.

Viral Clearance Timing (All Subjects)

Across the full study population:

1.	Day 3: 1 of 38 subjects demonstrated non-detection of viral shedding
2.	Day 5: 16 of 38 subjects demonstrated non-detection of viral shedding
3.	Day 7: 38 of 38 subjects demonstrated non-detection of viral shedding

The study was designed to evaluate viral clearance kinetics and inform dose selection for future late-stage clinical development.

“The study design of seven days reflects real-world applications for treating acute viral diseases, with the objective of demonstrating a statistically meaningful reduction in viral load by Day 7,” said Dr. Leslie Ajayi, Chief Medical Officer of Bioxytran. “The results demonstrate that viral clearance occurred more rapidly than anticipated, with a significant proportion of treated subjects achieving viral non-detection by Day 3 and complete clearance by Day 7.”

“What continues to distinguish ProLectin-M as a broad-range antiviral drug is its novel mechanism of action,” Dr. Platt continued. “Rather than targeting viral replication inside the cell, our galectin antagonist is designed to interfere with viral entry at the cell surface. This extracellular approach may reduce reliance on immune activation and represents a fundamentally different strategy in antiviral therapy. We believe these results further support the potential of carbohydrate-based therapeutics and the emerging field of Glycovirology.”

Next Steps

Based on these results, Bioxytran plans to advance regulatory discussions to support late-stage clinical development and evaluate ProLectin-M across additional viral indications consistent with its broad-spectrum antiviral profile.

About Bioxytran, Inc.

Bioxytran, Inc. is a clinical-stage biotechnology company developing novel carbohydrate-based therapeutics targeting significant unmet medical needs in virology and other disease areas. The Company’s lead program, ProLectin-M, is being developed as a potential broad-spectrum antiviral therapeutic.

For more information, please visit www.bioxytraninc.com.

Investor & Media Contact:

Bryan Feinberg / AmplifiX

Zephyr@amplifiX.net

Company Contact:

david.platt@bioxytraninc.com

(617) 510-2539

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of applicable federal securities laws, including statements regarding the performance of the technology described herein, the interpretation of clinical trial results, regulatory plans, and future development activities. Forward-looking statements are generally identified by words such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” and similar expressions, although not all forward-looking statements include these terms. Such statements are subject to significant risks, uncertainties, and assumptions that could cause actual results to differ materially from those expressed or implied. These risks are described in Bioxytran’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and other filings made from time to time. Bioxytran undertakes no obligation to update or revise any forward-looking statements, except as required under applicable securities laws.